UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2010

GT SOLAR INTERNATIONAL, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Special Payment to Jeffrey J. Ford

On February 27, 2010, the compensation committee of the board of directors of GT Solar International, Inc. (the “Company”) approved a special payment, not to exceed $200,000, to Jeffrey J. Ford, the Company’s Vice President and General Manager, GT Solar Asia, who resides in China, to permit Mr. Ford to pay all applicable taxes, interest and penalties in respect of the 2006, 2007 and 2008 tax years in connection with a correction of an administrative error relating to reporting of Mr. Ford’s income to the relevant tax authorities.  In addition, the compensation committee authorized the Company to implement a process for reporting Mr. Ford’s income and the payment of applicable tax obligations for the 2009 tax year and thereafter.  The foregoing arrangements are intended to reimburse Mr. Ford for all tax obligations other than those for which he would otherwise have been responsible as a U.S.-resident employee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date:	March 4, 2010	Hoil Kim
Vice President and General Counsel